Exhibit 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-07337) of Tower Tech, Inc. of our report dated February 6, 1996 appearing on page F-3 on this Form 10-KSB.

PRICE WATERHOUSE LLP
Houston, Texas
February 19, 1997